EXHIBIT 23

                       Consent of Independent Accountants
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, Registration Numbers 333-97583 and 333-67212, of Superconductive Components, Inc. of our report dated February 23, 2004, except for Note 14, as to which the date is March 4, 2004, relating to the financial statements which appear in the Company's Form 10-KSB for the year ended December 31, 2003.

                                                     /s/ Hausser + Taylor LLC

Columbus, Ohio
March 26, 2004